UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Protalix BioTherapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR PROTALIX BIOTHERAPEUTICS, INC.
2010 ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
MANAGEMENT
GRANTS OF PLAN-BASED AWARDS
OPTION EXERCISES AND STOCK VESTED
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS
ANNUAL REPORT TO SHAREHOLDERS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS

2 Snunit Street
Science Park
POB 455
Carmiel, Israel 20100

October 4, 2010

Dear Shareholder,

We cordially invite you to attend the 2010 Annual Meeting of Shareholders of Protalix BioTherapeutics, Inc. to be held at 4:00 p.m., Israel time, on November 7, 2010 at the Sheraton Tel Aviv Hotel, 115 HaYarkon Street, Tel Aviv, Israel. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about us that you should consider when you vote your shares. As set forth in the attached proxy statement, the meeting will be held to consider the election of directors and the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending 2010. Please take the time to carefully read each of the proposals shareholders are being asked to consider and vote on.

When you have finished reading the proxy statement, please promptly vote your shares either via the Internet, by telephone or by marking, signing, dating and returning the proxy card in the enclosed envelope. Your vote is important, whether or not you attend the meeting in person. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting. If you decide to attend the meeting and vote in person, your proxy may be revoked at your request.

We appreciate your support and look forward to seeing you at the meeting.

Sincerely,

David Aviezer, Ph.D.
President and Chief Executive Officer

PROTALIX BIOTHERAPEUTICS, INC.
2 Snunit Street
Science Park
POB 455
Carmiel, Israel 20100

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 7, 2010

To the Shareholders of Protalix BioTherapeutics, Inc.:

The 2010 Annual Meeting of Shareholders of Protalix BioTherapeutics, Inc. will be held at the following time, date and place for the following purposes:

TIME:	4:00 p.m., Israel time

DATE:	November 7, 2010

PLACE:	Sheraton Tel Aviv Hotel 115 HaYarkon Street Tel Aviv, Israel

PURPOSES:

1.	To elect eight members to the Board of Directors to serve for the ensuing year or until their respective successors have been duly elected.

2.	To ratify the appointment of Kesselman & Kesselman, Certified Public Accountant (Isr.), a member of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

3.	To transact such other business that is properly presented at the meeting or any adjournment.

All of these proposals are more fully described in the proxy statement that follows. You may vote at the meeting and any adjournments if you were the record owner of our common stock at the close of business on September 30, 2010. A list of shareholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of our Corporate Secretary at the above address.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Yossi Maimon
Vice President and Chief Financial Officer
and Corporate Secretary

Carmiel, Israel
October 4, 2010

Protalix BioTherapeutics, Inc.
2 Snunit Street
Science Park
POB 455
Carmiel, Israel 20100
972-4-988-9488

PROXY STATEMENT FOR PROTALIX BIOTHERAPEUTICS, INC.

2010 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

NOVEMBER 7, 2010

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Protalix BioTherapeutics, Inc. is soliciting your proxy to vote at the 2010 annual meeting of shareholders and any adjournments of the meeting to be held at 4:00 p.m., Israel time, on November 7, 2010 at the Sheraton Tel Aviv Hotel, 115 HaYarkon Street, Tel Aviv, Israel. This proxy statement along with the accompanying Notice of Annual Meeting of Shareholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We anticipate that on or before October 8, 2010, we will begin sending this proxy statement, the attached Notice of Annual Meeting and the form of proxy enclosed to all shareholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending along with this proxy statement our Annual Report on Form 10-K which includes financial statements for the fiscal year ended December 31, 2009. You can also find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 on the Internet through the electronic data system called EDGAR provided by the Securities and Exchange Commission, or the SEC, at http://www.sec.gov or through the Investor Relations section of our website at http://www.protalix.com. Additional copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available upon request.

Who Can Vote?

Only holders of record of our common stock, par value $0.001 per share, at the close of business on September 30, 2010, the record date, are entitled to vote at the annual meeting. On the record date, there were 81,018,869 shares of common stock outstanding and entitled to vote. The common stock is currently our only outstanding class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting.

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates, you may vote:

•	By mail. Complete, date, sign and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can generally do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

What am I Voting On?

You are voting on:

•	The election of eight members to our Board of Directors to serve for the ensuing year or until their respective successors have been duly elected (David Aviezer, Ph.D., Yoseph Shaaltiel, Ph.D., Alfred Akirov, Amos Bar-Shalev, Zeev Bronfeld, Yodfat Harel-Gross, Roger D. Kornberg, Ph.D., and Eyal Sheratzky).

•	The ratification of the appointment of Kesselman and Kesselman, Certified Public Accountant (Isr.), A Member of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

How does the Board of Directors Recommend that I Vote at the Meeting?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election or re-election of all director nominees named in the “Proposal 1: Election of Directors” section in this proxy statement.

•	“FOR” the ratification of Kesselman and Kesselman as our independent registered public accounting firm for the 2010 fiscal year, as named in the “Proposal 2: Ratification of Independent Registered Public Accounting Firm” section in this proxy statement.

If any other matter is properly presented at the meeting or any adjournment, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

What Constitutes a Quorum for the Meeting?

The holders of a majority of all of the outstanding shares of common stock entitled to vote at the annual meeting, present in person or by proxy, shall constitute a quorum at the annual meeting. Of the 81,018,869 shares of common stock outstanding as of the record date, a majority, or at least 40,509,435 shares, must be present at the meeting in person or represented by proxy to hold the meeting and conduct business. Once a quorum is established at a meeting, it shall not be broken by the withdrawal of enough votes to leave less than a quorum. Votes of shareholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What are the Voting Requirements to Approve a Proposal?

Assuming a quorum is present, nominees for director must receive a plurality of the votes cast to be elected. Neither abstentions nor withheld votes will have any effect on the outcome of the vote, but both abstentions and withheld votes will be counted for the purposes of determining whether a quorum is present. The ratification of the appointment of Kesselman & Kesselman as our independent registered public accounting firm, as well as any other proposal that may properly be brought before the meeting by or at the direction of the board of directors must receive the affirmative vote of a majority of the voting power present in person or by proxy at the meeting. Abstentions will be treated as votes against any proposal, other than the election of directors, and abstentions will be counted for the purposes of determining whether a quorum is present.

How are My Votes Cast when I Sign and Return a Proxy Card?

When you sign the proxy card or submit your proxy by telephone or over the Internet, you appoint David Aviezer, Ph.D., our president and chief executive officer, and Yossi Maimon, our vice president and chief financial officer, as your representatives at the meeting. Either David Aviezer or Yossi Maimon will vote your shares at the meeting as you have instructed them on the proxy card. Each of such persons may appoint a substitute for himself.

Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or submit your proxy by telephone or over the Internet in advance of the meeting in case your plans change. This way, your shares will be voted by you whether or not you actually attend the meeting.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is voted at the meeting. There will be no double counting of votes. You may revoke your proxy in any one of the following ways:

•	entering a new vote or by granting a new proxy card or new voting instruction bearing a later date (which automatically revokes the earlier instructions);

•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above (only your latest Internet or telephone vote will be counted);

•	notifying our Corporate Secretary, Yossi Maimon, in writing before the annual meeting that you have revoked your proxy; or

•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Can my broker vote my shares for me on the election of directors?

No. Please note that this year the rules that govern how most brokers vote your shares have changed. Brokers that are members of the New York Stock Exchange (“NYSE”) may no longer use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Most brokerage firms are members of the NYSE, so this rule will likely affect you. Please complete your proxy and return it as instructed so your vote can be counted.

What if I Receive More than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

What if I do not Vote for Some of the Matters Listed on My Proxy Card?

If you return your proxy card without indicating your vote, your shares will be voted for the nominees listed on the card and for the ratification of the appointment of Kesselman & Kesselman.

What if I Abstain?

An abstention on any matter, other than the election of directors, will have the effect of a vote against the matter.

Will My Shares be Voted if I do not Return My Proxy Card and do not Attend the Annual Meeting?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”.

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your shares on any of the matters scheduled to come before the meeting even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, this is referred to as a “broker non-vote.” A broker non-vote will have no effect on the proposal to elect directors or the proposal to ratify the appointment of auditors scheduled to be considered at the meeting.

Is Voting Confidential?

Yes. Only the inspector of elections and our employees that have been assigned the responsibility for overseeing the legal aspects of the annual meeting will have access to your proxy card. The inspector of elections will tabulate and certify the vote. Any comments written on the proxy card will remain confidential unless you ask that your name be disclosed.

What are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Could other Matters be Decided at the Annual Meeting?

We do not know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting at or by the direction of the board of directors, the proxies will be voted at the discretion of the proxy holders.

What Happens if the Annual Meeting is Postponed or Adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I Need a Ticket to Attend the Annual Meeting?

Yes, you will need an admission ticket or proof of ownership of common stock to enter the annual meeting. If you are a shareholder of record, your admission ticket is the bottom half of the proxy card sent to you. If you plan to attend the annual meeting, please so indicate when you vote and bring the ticket with you to the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the annual meeting without an admission ticket, we will admit you only if we are able to verify that you are a shareholder of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of September 15, 2010, regarding beneficial ownership of our common stock:

•	each person who is known by us to own beneficially more than 5% of our common stock;

•	each director;

•	each of our Chief Executive Officer, our Executive Vice President, Research and Development, our Vice President, Product Development, our Chief Financial Officer, our Vice President, Sales and Commercial Affairs and our Chief Operating Officer; and

•	all of our directors and executive officers collectively.

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. For purposes of these tables, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from September 15, 2010 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within such 60 days from such date have been exercised. The information set forth below is based upon information obtained from the beneficial owners, upon information in our possession regarding their respective holdings and upon information filed by the holders with the SEC. The percentages of beneficial ownership are based on 81,016,276 shares of our common stock outstanding as of September 15, 2010.

The address for all directors and officers is c/o Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, POB 455, Carmiel, Israel, 20100.

	Amount and
	Nature of
	Beneficial	Percentage of
Name and Address of Beneficial Owner	Ownership	Class

Board of Directors and Executive Officers
David Aviezer, Ph.D., MBA(1)	1,753,571	2.1
Yoseph Shaaltiel, Ph.D.(2)	967,600	1.2
Alfred Akirov(3)	6,186,046	7.6
Amos Bar-Shalev(4)	—	—
Zeev Bronfeld(5)	14,466,319	17.9
Yodfat Harel-Gross	—	—
Roger D. Kornberg, Ph.D.(6)	31,250	*
Eyal Sheratzky	—	—
Einat Brill Almon, Ph.D.(7)	418,426	*
Yossi Maimon(8)	305,814	*
Sandra E. Lauterbach(9)	—	—
Tzvi Palash(10)	—	—
All executive officers and directors as a group (12 persons)(11)	24,129,026	28.5

5% Holders
Biocell Ltd.(12)	14,466,319	17.9
Techno-Rov Holdings (1993) Ltd.(13)	6,186,046	7.6
Frost Gamma Investment Trust(14)	7,188,132	8.9

*	less than 1%.

(1)	Consists of 1,753,571 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 15, 2010. Does not include 499,993 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of September 15, 2010.

(2)	Consists of 763,754 shares of our common stock held by Dr. Shaaltiel and 203,846 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 15, 2010. Does not include 254,882 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of September 15, 2010.

(3)	Consists of 6,186,046 shares of our common stock held by Techno-Rov Holdings (1993) Ltd. Mr. Akirov is the Chief Executive Officer of Techno-Rov Holdings and has the power to control its investment decisions.

(4)	Mr. Bar-Shalev is the Manager of Techno-Rov Holdings.

(5)	Consists of 14,466,319 shares of our common stock held by Biocell Ltd. Mr. Bronfeld is a director and Chief Executive Officer of Biocell. Mr. Bronfeld disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(6)	Consists of 31,250 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 15, 2010. Does not include 18,750 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of September 15, 2010.

(7)	Consists of 418,426 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 15, 2010. Does not include 259,694 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of September 15, 2010.

(8)	Consists of 305,814 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 15, 2010. Does not include 202,919 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of September 15, 2010.

(9)	Does not include 160,000 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of September 15, 2010.

(10)	Does not include 160,000 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of September 15, 2010.

(11)	Consists of 21,416,119 shares of our common stock and 2,719,907 shares of our common stock issuable upon exercise of options within 60 days of September 15, 2010. Does not include 1,556,238 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of September 15, 2010.

(12)	The address is Moshe Aviv Tower, 7 Jabotinsky Street, Ramat Gan, Israel. Biocell Ltd.’s investment and voting decisions are made collectively by its board of directors.

(13)	The address is Alrov Tower, 46 Rothschild Blvd., Tel Aviv, Israel. Mr. Akirov is the Chief Executive Officer of Techno-Rov Holdings (1993) Ltd. and has the power to control its investment decisions.

(14)	The address is 4400 Biscayne Blvd., Miami, Florida 33137. Frost Gamma, L.P. is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Phillip Frost is the sole limited partner of Frost Gamma, L.P. The general partner of Frost Gamma, L.P. is Frost Gamma, Inc. and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our equity securities. Dr. Shaaltiel, and Mr. Bar-Shalev each filed a late Form 4 in connection with certain purchases of our common stock in 2009. Otherwise, we believe that all Section 16 filings requirements were met during 2009. In making this statement, we have relied solely upon examination of the copies of Forms 3, 4 and 5 provided to us and the written representations of our former and current directors, officers and 10% shareholders.

PROPOSAL 1: ELECTION OF DIRECTORS

At the annual meeting, our shareholders will be asked to elect eight directors for a one-year term expiring at the next annual meeting of shareholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

Our Board of Directors recommends that the persons named below be elected as directors of our company and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. Shares of common stock represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the size of the Board of Directors will be fixed at a lower number.

Each of the nominees currently serves as a member of our Board of Directors. The directors are elected by a plurality of the votes cast by the shareholders present or represented by proxy and entitled to vote at the annual meeting.

Nominees for Election to the Board of Directors

The names of the nominees for election to the Board of Directors and certain information about such nominees are set forth below. For information concerning the number of shares of common stock beneficially owned by each nominee, see “Security Ownership of Certain Beneficial Owners and Management” above.

Name	Age	Position

Zeev Bronfeld	59	Interim Chairman of the Board
David Aviezer, Ph.D., MBA	45	Director, President and Chief Executive Officer
Yoseph Shaaltiel, Ph.D.	57	Director and Executive VP, Research and Development
Alfred Akirov	69	Director
Amos Bar-Shalev	57	Director
Yodfat Harel-Gross	38	Director
Roger D. Kornberg, Ph.D.	63	Director
Eyal Sheratzky	41	Director

Zeev Bronfeld.  Mr. Bronfeld has served as a director of Protalix Ltd. since 1996 and as our director since December 31, 2006. Mr. Bronfeld brings to us vast experience in management and value building of biotechnology companies. Mr. Bronfeld is an experienced businessman who is involved in a number of biotechnology companies. He is a co-founder of Biocell Ltd. (TASE:BCEL), an Israeli publicly traded holding company specializing in biotechnology companies and has served as its Chief Executive Officer since 1986. Mr. Bronfeld currently serves as a director of Biocell Ltd., D. Medical Industries Ltd. (NASDAQ:DMED, TASE:DMDC), and Biomedix Incubator Ltd. (TASE:BMDX), all of which are public companies traded on the Tel Aviv Stock Exchange. Mr. Bronfeld is also a director of each of the following privately-held companies: Meitav Technological Incubator Ltd., Ecocycle Israel Ltd., Contipi Ltd., Nilimedix Ltd., G-Sense Ltd., Sindolor Medical Ltd., L.N. Innovative Technologies, A.T.I Ashkelon Industries Information Technologies Ltd., T.I.F. Ventures Ltd., MOFET B’Yehuda — Industrial Research & Development in Judea Ltd., Incubator for Management of Technological Entrepreneurship Misgav Ltd., A.Y.M.B. Holdings and Investments Ltd., Macrocure Ltd., Medx-set Ltd., Braintact Ltd., Active P Ltd., and Angio B Ltd. Mr. Bronfeld received a B.A. in Economics from the Hebrew University in 1975. We believe Mr. Bronfeld’s qualifications to serve on our Board of Directors include his years of experience in the management of private and public Israeli companies, including life science companies.

David Aviezer, Ph.D., MBA.  Dr. Aviezer has served as Chief Executive Officer of Protalix Ltd. since 2002 and its director since 2005 and as our director since December 31, 2006. On December 31, 2006, he became our President and Chief Executive Officer. Dr. Aviezer has over 15 years of experience in biotechnology management, advancing products from early-stage research up to their regulatory approval and commercialization. Prior to joining Protalix Ltd., from 1996 to 2002, he served as General Manager of ProChon Biotech Ltd., an Israeli company focused on orthopedic disorders. Previously, Dr. Aviezer was a visiting scientist at the Medical Research Division of American Cyanamid, a subsidiary of Wyeth which was subsequently acquired by Pfizer (NYSE:PFE), in New York. Since 1996, Dr. Aviezer has served as an Adjunct Lecturer at Bar Ilan University. Dr. Aviezer is the recipient of the Clore Foundation Award and the J.F. Kennedy Scientific Award. He holds a Ph.D. in Molecular Biology and Biochemistry from the Weizmann Institute of Science and an MBA from the Bar Ilan University Business School. We believe Dr. Aviezer’s qualifications to serve on our Board of Directors include his position as our President and Chief Executive Officer as well as his previous experience in the management of biotechnology companies.

Yoseph Shaaltiel, Ph.D.  Dr. Shaaltiel founded Protalix Ltd. in 1993 and has served as a member of our Board of Directors and as our Vice President, Research and Development since December 31, 2006. Prior to establishing Protalix Ltd., from 1988 to 1993, Dr. Shaaltiel was a Research Associate at the MIGAL Technological Center. He also served as Deputy Head of the Biology Department of the Biological and Chemical Center of the Israeli Defense Forces and as a Biochemist at Makor Chemicals Ltd. Dr. Shaaltiel was a Postdoctoral Fellow at the University of California at Berkeley and at Rutgers University in New Jersey. He has co-authored over 40 articles and abstracts on plant biochemistry and holds seven patents. Dr. Shaaltiel received his Ph.D. in Plant Biochemistry from the Weizmann Institute of Science, an M.Sc. in Biochemistry from the Hebrew University and a B.Sc. in Biology from the Ben Gurion University. We believe Dr. Shaaltiel’s qualifications to serve on our Board of Directors include his role in founding our company and his continued role in the management of our company.

Alfred Akirov.  Mr. Akirov has served as our director since January 2008. Mr. Akirov is the founder, chairman of the Board of Directors and chief executive officer of the Alrov Group (TASE:ALRO), an Israeli publicly-traded company that is listed on the Tel Aviv Stock Exchange. Mr. Akirov founded the Alrov Group in 1978 and it is currently one of Israel’s largest real-estate companies. The Alrov Group holds 80% of the capital stock of Techno-Rov Holdings (1993) Ltd., one of our shareholders. Mr. Akirov serves in different capacities, including chairman, chief executive officer and director, for a number of private companies in the Alrov Group and Techno-Rov portfolios. Mr. Akirov serves on the Executive Council and the Board of Governors of the Tel Aviv University. We believe Mr. Akirov’s qualifications to serve on our Board of Directors include his years of experience in the management of Israeli businesses.

Amos Bar-Shalev.  Mr. Bar-Shalev has served as our director since July 2008. Mr. Bar-Shalev served as a director of Protalix Ltd. from 2005 through January 31, 2008, and as our director from December 31, 2006 through January 31, 2008. Mr. Bar-Shalev was not nominated for reelection at our annual meeting of shareholders on January 31, 2008. On July 14, 2008, our Board of Directors appointed Mr. Bar-Shalev to serve on the board. Mr. Bar-Shalev brings to us extensive experience in managing technology companies. Currently, Mr. Bar-Shalev manages the Technorov portfolio. Until 2004, he was the Managing Director of TDA Capital Partners, a management company of the TGF (Templeton Tadiran) Fund. Prior to that, from 2004 through 2007, he was the President of Win Buyer Ltd. From 2000 through 2007, Mr. Bar-Shalev served the Director of Technorov Holdings (1993) Ltd. and from 2004 through 2007 he served as the Director of Golden Wings Investment Company Ltd. He has served on the board of directors of many companies, such as Golden Wings Investment Company Ltd., Win Buyer Ltd. and Sun Light. He received his B.Sc. in Electrical Engineering from the Technion, Israel in 1978 and M.B.A. from the Tel Aviv University in 1981. He holds the highest award from the Israeli Air Force for technological achievements. We believe Mr. Bar-Shalev’s qualifications to serve on our Board of Directors include his years of experience in the management of Israeli businesses.

Yodfat Harel-Gross.  Ms. Harel-Gross has served as our director since June 2007. Since 2006, Ms. Harel-Gross has been a Managing Director of Tamares Capital Ltd., a private investment group with interests in real estate, technology, manufacturing, leisure and media. At Tamares Capital, Ms. Harel-Gross serves as the Business Development Director and the head of the Israel office. Prior to joining Tamares Capital, from 2004 to 2006, she was the Head of the Medical Desk of Orbotech, Ltd. (NASDAQ:ORBK), a company providing high-tech inspection and imaging solutions for bare printed circuit board (PCB), flat panel display (FPD) and PCB assembly manufacturing worldwide. Prior to that, from 1994 to 2003, she was a Managing Director of Harel-Hertz Investment House Ltd., a business investment company with offices in Tel Aviv, Israel and Tokyo, Japan. In 2002, Harel-Hertz Investment House became the Israeli representative office for ITX Corporation, a publicly-traded company in Japan. Ms. Harel-Gross currently serves on the board of directors of Tamares Capital, Tamares Hotels, Tamares Real Estate, Storewiz and Halman-Aldubi Provident Funds, Ltd. Ms. Harel-Gross holds a B.A. in Communication and Political Science from Bar Ilan University and an executive M.B.A. from Bradford University, Great Britain. She has also completed programs in Directors’ Studies and Advanced Advertising and Marketing at the Israel Management Center. We believe Ms. Harel-Gross’ qualifications to serve on our Board of Directors include her experience in the management of Israeli and other businesses.

Roger D. Kornberg, Ph.D.  Professor Kornberg has served as our director since February 2008. He has served as a director of Teva since 2007. Professor Kornberg is a member of the U.S. National Academy of Sciences and the Winzer Professor of Medicine in the Department of Structural Biology at Stanford University, Stanford, California. He has been a member of the faculty of Stanford University since 1972. Prior to that, he was a professor at Harvard Medical School. Professor Kornberg is a renowned biochemist and in 2006 he was awarded the Nobel Prize in Chemistry in recognition for his studies of the molecular basis of eukaryotic transcription, the process by which DNA is copied to RNA. Professor Kornberg is also the recipient of several awards, including the 2001 Welch Prize, the highest award granted in the field of chemistry in the United States, and the 2002 Leopold Mayer Prize, the highest award granted in the field of biomedical sciences from the French Academy of Sciences. He received his B.S. in Chemistry from Harvard University in 1967 and his Ph.D. in Chemistry from Stanford University in 1972. He holds honorary degrees from universities in Europe and Israel, including the Hebrew University in Jerusalem, where he currently is a visiting professor. We believe Professor Kornberg’s qualifications to serve on our Board of Directors include his expertise in chemistry and medicine and his experience in the academic arena.

Eyal Sheratzky.  Mr. Sheratzky has served as a director of Protalix Ltd. since 2005 and as our director since December 31, 2006. Mr. Sheratzky has served as a director of Ituran Location & Control (NASDAQ:ITRN), a publicly-traded company quoted on the Nasdaq, since 1995 and as a Co-Chief Executive Officer since 2003. Prior to such date, he served as an alternate Chief Executive Officer of Ituran from 2002 through 2003 and as Vice President of Business Development from 1999 through 2002. Mr. Sheratzky is the Chairman of the Board of Directors of Biocell and serves as a director of Moked Ituran Ltd. and certain of Ituran’s other subsidiaries. Mr. Sheratzky also serves as a director of D. Medical Industries Ltd. (NASDAQ:DMED, TASE:DMDC), as well as of Nilimedix Ltd., its subsidiary. From 1994 to 1999 he served as the Chief Executive Officer of Moked Services, Information and Investments Ltd. and as legal advisor to several of Ituran’s affiliated companies. Mr. Sheratzky holds LL.B and LL.M degrees from Tel Aviv University School of Law and an Executive M.B.A. degree from Kellogg University. We believe Mr. Sheratzky’s qualifications to serve on our Board of Directors include his years of experience in the management of Israeli public and private businesses.

Independent Directors

We believe a majority of the members of our Board of Directors are independent from management. When making determinations from time to time regarding independence, the Board of Directors will reference the listing standards adopted by the NYSE Amex as well as the independence standards set forth in the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC under that Act. In particular, our Audit Committee periodically evaluates and reports to the Board of Directors on the independence of each member of the Board. We anticipate our audit committee will analyze whether a director is independent by evaluating, among other factors, the following:

•	Whether the member of the Board of Directors has any material relationship with us, either directly, or as a partner, shareholder or officer of an organization that has a relationship with us;

•	Whether the member of the Board of Directors is a current employee of our company or any of our subsidiaries, or was an employee of our company or any of our subsidiaries within three years preceding the date of determination;

•	Whether the member of the Board of Directors is, or in the three years preceding the date of determination has been, affiliated with or employed by (i) a present internal or external auditor of our company or any affiliate of such auditor or (ii) any former internal or external auditor of our company or any affiliate of such auditor, which performed services for us within three years preceding the date of determination;

•	Whether the member of the Board of Directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which any of our executive officers serve on the Compensation Committee of another company that concurrently employs the member as an executive officer;

•	Whether the member of the Board of Directors receives any compensation from us, other than fees or compensation for service as a member of the Board of Directors and any committee of the Board of Directors and reimbursement for reasonable expenses incurred in connection with such service and for reasonable educational expenses associated with Board of Directors or committee membership matters;

•	Whether an immediate family member of the member of the Board of Directors is a current executive officer of our company or was an executive officer of our company within three years preceding the date of determination;

•	Whether an immediate family member of the member of the Board of Directors is, or in the three years preceding the date of determination has been, affiliated with or employed in a professional capacity by (i) a present internal or external auditor of ours or any of our affiliates or (ii) any former internal or external auditor of our company or any affiliate of ours which performed services for us within three years preceding the date of determination; and

•	Whether an immediate family member of the member of the Board of Directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which any of our executive officers serve on the Compensation Committee of another company that concurrently employs the immediate family member of the member of the Board of Directors as an executive officer.

The above list is not exhaustive and we anticipate that the Audit Committee will consider all other factors which could assist it in its determination that a director will have no material relationship with us that could compromise that director’s independence.

Under these standards, our Board of Directors has determined that Messrs. Akirov and Bar-Shalev and Ms. Harel-Gross are considered “independent” pursuant to the rules of the NYSE Amex and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. In addition, our Board of Directors has determined that at least two of these directors are able to read and understand fundamental financial statements and have substantial business experience that results in their financial sophistication, qualifying them for membership on any audit committee we form. Our Board of Directors has also determined that Messrs. Akirov, Bar-Shalev, Bronfeld and Sheratzky, Ms. Harel-Gross and Dr. Kornberg are “independent” pursuant to the rules of the NYSE Amex.

The position of chairman of the board is not held by our chief executive officer at this time. The Board of Directors does not have a policy mandating the separation of these functions. We believe it is in our best interest that Mr. Bronfeld serve as the interim chairman of the board. This decision was based on Mr. Bronfeld’s experience in the pharmaceutical industry in Israel and globally and his years of experience serving on the board of directors of many public and private companies. Our non-management directors hold formal meetings, separate from management, at least twice per year. We have no formal policy regarding attendance by our directors at annual shareholders meetings, although we encourage such attendance and anticipate most of our directors will attend these meetings. Messrs. Hurvitz, Bronfeld, Bar-Shalev, Sheratzky, Akirov, Aviezer and Shaaltiel, and Ms. Harel-Gross, attended our 2009 annual meeting of shareholders. Mr. Hurvitz resigned from our Board of Directors in March 2010.

The Board’s Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance shareholder value. The involvement of our Board of Directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for the company. The participation of our Board of Directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our company, including operational, financial, legal and regulatory, and strategic and reputational risks. While the full board has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. For example, financial risks, including internal controls, are overseen by the audit committee and risks that may be implicated by our executive compensation programs are overseen by the compensation committee. Upon identification of a risk, the assigned board committee or our full Board of Directors discuss or review risk management and risk mitigation strategies. Additional review or reporting on enterprise risks is conducted as needed or as requested by our Board of Directors or a committee thereof.

Board and Committee Meetings

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The following indicates the members of each committee and provides a description of the committees’ primary functions:

Audit Committee

We require that all Audit Committee members possess the required level of financial literacy and at least one member of the Audit Committee meet the current standard of requisite financial management expertise as required by the NYSE Amex and applicable rules and regulations of the SEC. Messrs. Bar-Shalev and Akirov, and Ms. Harel-Gross have been appointed by the Board of Directors to serve on the Audit Committee until their respective successors have been duly elected.

Our Audit Committee operates under a formal charter that governs its duties and conduct. A current copy of the Audit Committee Charter is available on our website at http://www.protalix.com.

All members of the Audit Committee are independent from our executive officers and management.

Our independent registered public accounting firm reports directly to the Audit Committee.

Our Audit Committee meets with management and representatives of our registered public accounting firm prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, effectiveness of the design or operation of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Our Audit Committee has adopted a Policy for Reporting Questionable Accounting and Auditing Practices and Policy Prohibiting Retaliation against Reporting Employees to enable confidential and anonymous reporting of improper activities to the Audit Committee.

Messrs. Bar-Shalev and Akirov qualify as “audit committee financial experts” under the applicable rules of the SEC. In making the determination as to these individuals’ status as audit committee financial experts, our Board of Directors determined they have accounting and related financial management expertise within the meaning of the aforementioned rules, as well as the listing standards of the NYSE Amex.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Bar-Shalev and Akirov and Ms. Harel-Gross. Mr. Toussia-Cohen, who resigned from our Board of Directors in May 2009, was a member of the Compensation Committee until the effective date of his resignation. The Compensation Committee reviews and approves the compensation of executive officers and key employees and administers our stock incentive plan. A current copy of the Compensation Committee Charter is available on our website at http://www.protalix.com.

Nominating Committee

The Nominating Committee, currently comprised of Messrs. Bar-Shalev and Akirov and Ms. Harel-Gross, is responsible for assisting our Board of Directors in selecting nominees for election to the Board of Directors and monitoring the composition of the Board of Directors. Mr. Toussia-Cohen was a member of the nominating committee until the effective date of his resignation in May 2009. A current copy of the Nominating Committee Charter is available on our website at http://www.protalix.com. Although our Board of Directors does not have a formal policy requiring the Nominating Committee to consider the diversity of directors in its nomination process, in considering potential new directors, the Nominating Committee will review individuals from various disciplines and backgrounds, and consider the following qualifications: broad experience in business, finance or administration; familiarity with national business matters; familiarity with our industry; independence; and prominence and reputation. The committee seeks nominees with a broad diversity of experience, professions, education, skills and backgrounds with a view to having a Board of Directors that represents a diversity of views, experiences, and backgrounds. After making such a review, the Nominating Committee submits the nomination to the full Board of Directors for approval.

The Nominating Committee will consider any nominees submitted by shareholders of record at the time of any such nomination in compliance with applicable rules of the SEC and our Amended and Restated By-Laws, or the By-Laws. The Nominating Committee will determine whether any shareholder nominee meets the qualifications for candidacy described above and in the Nominating Committee Charter. Shareholders’ nominations for election at the 2011 Annual Meeting of Shareholders must be submitted in writing to Yossi Maimon, Corporate Secretary, not less than 45 days nor more than 75 days prior to the date on which we first mailed this proxy statement. Such written notice must include the following information: (i) name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of shares of our company beneficially owned by the nominee; and (iv) any other information relating to the nominee that would be required to be disclosed in solicitations for proxies for elections of directors pursuant to Regulation 14A of the Exchange Act. The written notice must also include the following information with respect to each shareholder delivering such notice: (i) the name and record address of such shareholder; and (ii) the class and number of shares of our company beneficially owned by the shareholder. Lastly, the written notice must include certain information relating to any derivative or hedging transactions by the shareholder delivering such notice and its Shareholder Associated Persons, as defined in our By-Laws, and other arrangements with other parties regarding our securities, as presented in detail in our By-Laws. Shareholders can mail any such recommendations, including the criteria outlined above, to Yossi Maimon, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, POB 455, Carmiel, Israel 20100.

During the year ended December 31, 2009, there were seven meetings of our Board of Directors, four meetings of the Audit Committee, one meeting of the Compensation Committee and one meeting of the Nominating Committee. Our non-management directors hold meetings separate from management at least twice per year. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which they served.

Under the rules of the NYSE Amex, a director of our company will only qualify as an “independent director” if, among other things, in the opinion of our Board of Directors, that person does not have a material relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that none of the directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under rules of the NYSE Amex. In addition, the Board of Directors has determined that all members of the Audit Committee meet the independence requirements set forth in Rule 10A-3 under the Exchange Act.

Contacting the Board of Directors

Shareholders who wish to communicate with the Board of Directors may do so by mailing any such communications to Yossi Maimon, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, POB 455, Carmiel, Israel 20100. All communications are distributed to the Board of Directors, as appropriate, depending upon the facts and circumstances outlined in the communications received. For example, if any complaints regarding accounting and/or auditing matters are received, they may be forwarded by our Corporate Secretary to the Audit Committee for review.

Policy Governing Director Attendance at Annual Meetings of Shareholders

We have no formal policy regarding attendance by our directors at annual shareholders meetings, although we encourage such attendance and anticipate most of our directors will attend these meetings. Messrs. Hurvitz, Bronfeld, Bar-Shalev, Sheratzky, Akirov, Toussia-Cohen, Aviezer and Shaaltiel, and Ms. Harel-Gross, attended our 2009 annual meeting of shareholders.

Compensation of Directors

The following table sets forth information with respect to compensation of our non-employee directors during fiscal year 2009. The fees to our current directors were paid by Protalix Ltd. Prior to January 1, 2007, Protalix Ltd. compensated only certain of its directors, which compensation was limited to the granting of options under its employee stock option plan.

				Non-Equity	Nonqualified
	Fees Earned			Incentive	Deferred
	or Paid in	Stock	Option	Plan	Compensation	All Other
	Cash	Award	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Current Directors
Eli Hurvitz(1)	33,000	—		—	—	—	33,000
Alfred Akirov	33,000						33,000
Amos Bar-Shalev	33,000	—	—	—	—	—	33,000
Zeev Bronfeld	33,000	—	—	—	—	—	33,000
Yodfat Harel-Gross	33,000						33,000
Roger D. Kornberg	33,000						33,000
Eyal Sheratzky	33,000	—	—	—	—	—	33,000
Sharon Toussia-Cohen(2)	11,000	—	—	—	—	—	11,000

(1)	Represents amounts paid to Pontifax Management Company, Ltd. pursuant to a management consulting agreement. Mr. Hurvitz resigned from our Board of Directors in March 2010.

(2)	Mr. Toussia-Cohen resigned from our Board of Directors on May 10, 2009.

Our Board of Directors will review director compensation annually and adjust it according to then current market conditions and corporate governance guidelines.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Messrs. Akirov and Bar-Shalev and Ms. Harel-Gross, who were appointed to the Committee during 2009. In addition, until May 10, 2009, Mr. Toussia-Cohen, one of our former directors, served on our Compensation Committee. No member of our Compensation Committee or any executive officer of our company or of Protalix Ltd. has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. No Compensation Committee member is or was an officer or employee of ours or of Protalix Ltd. Further, none of our executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

MANAGEMENT

Our executive officers, their ages and positions as of September 30, 2010, are as follows:

Name	Age	Position

David Aviezer, Ph.D., MBA	45	Director, President and Chief Executive Officer
Yoseph Shaaltiel, Ph.D.	57	Director and Executive VP, Research and Development
Einat Brill Almon, Ph.D.	51	Vice President, Product Development
Yossi Maimon, CPA	40	Vice President, Chief Financial Officer, Treasurer and Secretary
Sandra L. Lauterbach	41	Vice President, Sales and Commercial Affairs
Tzvi Palash	54	Chief Operating Officer

Biographical information follows for the executive officers named in the above chart who do not also serve as our directors.

Einat Brill Almon, Ph.D.  Dr. Almon joined Protalix Ltd. in December 2004 as its Vice President, Product Development and became our Vice President, Product Development on December 31, 2006. Dr. Almon has many years of experience in the management of life science projects and companies, including biotechnology and agrobiotech, with direct experience in clinical, device and scientific software development, as well as a strong background and work experience in Intellectual Property. Prior to joining Protalix Ltd., from 2001 to 2004, she served as Director of R&D and IP of Biogenics Ltd., a company that developed an autologous platform for tissue based protein drug delivery. Biogenics, based in Israel, is a wholly-owned subsidiary of Medgenics Inc. Dr. Almon has trained as a biotechnology patent agent at leading IP firms in Israel. Dr. Almon holds a Ph.D. and an M.Sc. in molecular biology of cancer research from the Weizmann Institute of Science, a B.Sc. from the Hebrew University and has carried out Post-Doctoral research at the Hebrew University in the area of plant molecular biology.

Yossi Maimon, CPA.  Mr. Maimon joined Protalix Ltd. on October 15, 2006 as its Chief Financial Officer and became our Vice President and Chief Financial Officer on December 31, 2006. Prior to joining Protalix, from 2002 to 2006, he served as the Chief Financial Officer of Colbar LifeScience Ltd., a biomaterial company focusing on aesthetics, where he led all of the corporate finance activities, fund raisings and legal aspects of Colbar including the sale of Colbar to Johnson and Johnson. Mr. Maimon has a B.A. in accounting from the City University of New York and an MBA from Tel Aviv University, and he is a Certified Public Accountant in the United States (New York State) and Israel.

Sandra L. Lauterbach.  Ms. Lauterbach has served as our Vice President, Sales and Commercial Affairs since December 18, 2009. Prior to joining our company, Ms. Lauterbach was the Vice President of Marketing, Endocrinology of EMD Serono, Inc., from July 2008 through July 2009. Prior to that, from August 2003 through July 2008, she served in a number of positions at Genzyme Corporation, the last position being the Senior Director, Global Marketing of Fabrazyme. Ms. Lauterbach holds a B.Sc. in Molecular Biology from the University of Wisconsin and an MBA from the University of South Florida.

Tzvi Palash.  Mr. Palash has served as Protalix Ltd.’s Chief Operating Officer since September 6, 2010. Prior to joining Protalix Ltd., Mr. Palash, from 2006 through 2010, served as a General Manager of ColBar LifeScience Ltd., a biotechnology company specializing in reconstructive medicine and tissue engineering that was acquired by a division of Johnson & Johnson in 2006. In that position, Mr. Palash served as a member of the Global Aesthetic Management Team at the Consumer Group of Johnson & Johnson. Prior to that, from 2001 through 2006, Mr. Palash served as the Vice President, Operations of ColBar LifeScience. Mr. Palash holds an M.Sc. in Biochemistry from the Hebrew University, and a B.Sc. in Biology from the Tel Aviv University.

Family Relationships

There are no family relationships among directors or executive officers of our company.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that includes provisions ranging from restrictions on gifts to conflicts of interest. All of our employees and directors are bound by this Code of Business Conduct and Ethics. Violations of our Code of Business Conduct and Ethics may be reported to the Audit Committee.

The Code of Business Conduct and Ethics includes provisions applicable to all of our employees, including senior financial officers and members of our Board of Directors and is posted on our website (www.protalix.com). We intend to post amendments to or waivers from any such Code of Business Conduct and Ethics.

Compensation Discussion and Analysis

The primary goals of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract and retain the most talented and dedicated executives possible, to tie annual and long-term cash and stock incentives to achievement of specified performance objectives, and to align executives’ incentives with shareholder value creation. To achieve these goals, the Compensation Committee intends to implement and maintain compensation plans that tie a portion of executives’ overall compensation to key strategic goals such as developments in our clinical path, the establishment of key strategic collaborations, the build-up of our pipeline and the strengthening of our financial position. The Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the committee believes are comparable with executives in other companies of similar size and stage of development operating in the biotechnology industry while taking into account our relative performance and our own strategic goals.

Elements of Compensation

Executive compensation consists of following elements:

Base Salary.  Base salaries for our executives are established based on the scope of their responsibilities taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies. Base salaries are usually reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. The review for 2009 took place during the first quarter of 2010. The base salaries of our Named Executive Officers are set forth in “Employment Arrangements.”

On February 25, 2010, our Board of Directors, acting upon the resolution of a majority of our independent directors, resolved to increase for 2010 the monthly salaries of our Named Executive Officers at further described below.

Annual Bonus.  The Compensation Committee has the authority to award discretionary annual bonuses to our executive officers. It has established a formal bonus plan for certain milestones expected to occur during 2010. These awards are intended to compensate officers for achieving financial, clinical and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual executive, but relate generally to strategic factors such as developments in our clinical path, the execution of license agreement for the commercialization of our lead product candidates, the establishment of key strategic collaborations, the build-up of our pipeline and to financial factors such as raising capital.

For each year, the Compensation Committee will select, in its discretion, the executive officers of our company or our subsidiary who are eligible to receive bonuses. Any bonus granted by the Compensation Committee will generally be paid in the first quarter following completion of a given year, unless such bonuses were specifically granted for a specific milestone achieved during the year which was payable immediately after the achievement of the milestone. Similar to bonuses paid in the past, the actual amount of discretionary bonus will be determined following a review of each executive’s individual performance and contribution to our goals. The Compensation Committee has not fixed a minimum or maximum payout for any officer’s annual discretionary bonus, unless specified in an executive’s employment agreement.

Pursuant to each officer’s employment agreement, the executive officer is eligible for a discretionary annual bonus. The Compensation Committee determined the discretionary annual bonus to be paid to our executive officers, and the discretionary bonus to be awarded to certain officers in 2010 for performance in 2009 and in 2008. The Compensation Committee elected to pay bonuses to the executive officers for their performance in 2008 as bonuses were not paid in 2009 due to the general market conditions and our cash balance at that time. The actual amount of the discretionary bonus to be paid to each executive officer is determined following a review of the executive’s individual performance and contribution to our strategic goals conducted during the first quarter of each fiscal year. The Compensation Committee has not fixed a minimum or a maximum amount for any officer’s annual discretionary bonus.

On February 25, 2010, our Board of Directors, acting upon the resolution of a majority of our independent directors, awarded a total of approximately $2.6 million in bonuses to our executive officers, out of which approximately $1.0 million is to be paid during the first quarter of 2010 for achievements for the years 2008 and 2009 including, among others, the execution of the license and supply agreement for the commercialization of our lead product candidate, the completion of our phase III clinical trial for our lead product candidate and the upgrade of our manufacturing facility. The remaining approximately $1.5 million is to be paid upon, and subject to, the FDA’s approval of taliglucerase alfa and upon the first of commercial shipment of taliglucerase alfa, if at all.

Options.  Our 2006 Stock Option Plan authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants. Our Compensation Committee is the administrator of the stock option plan. Stock option grants are generally made at the commencement of employment and following a significant change in job responsibilities or to meet other special retention or performance objectives. The Compensation Committee reviews and approves stock option awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations. The exercise price of stock options granted under the 2006 Stock Incentive Plan must be equal to at least 100% of the fair market value of our common stock on the date of grant; however, in certain circumstances, grants may be made at a lower price to Israeli grantees who are residents of the State of Israel.

On February 25, 2010, our Board of Directors, acting upon the resolution of a majority of our independent directors, granted stock options to our President and Chief Executive Officer, our Executive Vice President, Research and Development, our Vice President, Product Development and our Vice President and Chief Financial Officer. The number of shares of common stock underlying the option grants was 250,000, 145,000, 130,000 and 130,000, respectively. The options have an exercise price of $6.90 per share and will vest quarterly over three years after the FDA’s approval of taliglucerase alfa, if at all. The grants of stock options to such officers were in recognition their ongoing efforts in achieving our milestones regarding clinical developments, research and development, financial developments and other factors during 2009 and 2010.

Severance and Change in Control Benefits.  Pursuant to the employment agreements entered into with each of our executive officers based in Israel, the executive officer is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance. The intention of such Manager’s Policies is to provide the Israel-based officers with severance protection of one month’s salary for each year of employment. In addition, stock option agreements with each of our named executive officers, as amended, provide that all of the outstanding options of each Named Executive Officer are subject to accelerated vesting immediately upon a change in control of our company.

Other Compensation.  Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers; however, the Compensation Committee in its discretion may revise, amend, or add to the officer’s executive benefits if it deems it advisable. As an additional benefit to all of our Israel-based Named Executive Officers and for most of our employees, we generally contribute to certain funds amounts equaling a total of approximately 15% of their gross salaries for certain pension and other savings plans for the benefit of the Named Executive Officers. In addition, in accordance with customary practice in Israel, our Israel-based executives’ agreements require us to contribute towards their vocational studies, and to provide annual recreational allowances, a company car and a company phone. We believe these benefits are currently equivalent with median competitive levels for comparable companies.

Executive Compensation.  We refer to the “Summary Compensation Table” set forth in Section 11 of the Annual Report on Form 10-K for information regarding the compensation earned during the fiscal year ended December 31, 2009 by: our President and Chief Executive Officer; our Executive Vice President, Research and Development; our Vice President, Product Development; and our Vice President and Chief Financial Officer, who we refer to collectively as the “Named Executive Officers.” There are no other executive officers for 2009 whose total compensation exceeded $100,000 during that fiscal year other than the Named Executive Officers.

Compensation Committee Report

The above report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with our management. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and our annual proxy statement on Schedule 14A.

Respectfully submitted on February 25, 2010, by the members of the Compensation Committee of the Board of Directors.

Yodfat Harel-Gross
Alfred Akirov
Amos Bar-Shalev

Summary Compensation Table

The following table sets forth a summary of the cash and non-cash compensation awarded, paid or accrued by us or Protalix Ltd. to each of our President and Chief Executive Officer, our Executive Vice President, Research and Development, our Vice President, Product Development and our Vice President and Chief Financial Officer, who we refer to collectively as the “Named Executive Officers.” There were no restricted stock awards, long-term incentive plan payouts or other compensation paid during fiscal years 2007 through 2009 by us or Protalix Ltd. to the Named Executive Officers, except as set forth below. All of the Named Executive Officers are employees of our subsidiary, Protalix Ltd. All currency amounts are expressed in U.S. dollars.

						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and Principal		Salary	Bonus	Award(s)	Award(s)	Compensation	Earnings	Compensation	Total
Position(1)	Year	($)	($)	($)	($)	($)	($)	($)(2)	($)

David Aviezer, Ph.D., MBA	2009	427,970		500,000	529,951			62,167	1,520,088
President and	2008	486,305		—	565,394			93,224	1,144,923
Chief Executive Officer	2007	341,074		239,210	351,343			67,990	999,617
Yoseph Shaaltiel, Ph.D.	2009	196,271		160,000	225,336			37,981	619,588
Executive Vice President,	2008	226,652		—	163,328			54,704	444,684
Research and Development	2007	117,297		50,000	2,420			47,339	277,056
Einat Brill Almon, Ph.D.	2009	172,210		160,000	283,388			36,927	652,525
Vice President,	2008	195,559		28,932	253,862			51,223	529,576
Product Development	2007	153,254		65,171	94,482			42,282	355,189
Yossi Maimon, CPA	2009	186,478		160,000	253,030			41,051	640,559
Vice President,	2008	203,097		30,659	238,194			83,808	555,758
Chief Financial Officer	2007	156,444		77,223	247,815			41,975	523,457

(1)	Sandra L. Lauterbach was hired as our Vice President, Sales and Commercial Affairs, effective December 18, 2009 and Tzvi Palash was hired as our Chief Operating Officer effective as of September 6, 2010. Accordingly, neither officer was included as a named executive officer for the fiscal year ended December 31, 2009.

(2)	Includes employer contributions to pension and/or insurance plans and other miscellaneous payments.

The following table summarizes the grant of awards made to the Named Executive Officers during 2009 as of December 31, 2009.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts			Estimated Future Payouts			All Other	All other
		Under Non-Equity			Under Equity			Stock	Option
		Incentive Plan Awards			Incentive Plan Awards			Awards:	Awards:		Grant Date
										Exercise	fair Value
								Number of	Number of	or Base	of Stock
								Shares	Securities	Price of	and
								of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(#)(1)	($/Sh)(2)	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

David Aviezer									100,000	2.65	211,818
Yoseph Shaaltiel									50,000	2.65	105,909
Einat Brill Almon									50,000	2.65	105,909
Yossi Maimon									50,000	2.65	105,909

(1)	Represents outstanding options at December 31, 2009.

(2)	Represents the range of the exercise price of the stock options.

(3)	Represents the fair value as recorded on the grant date of the stock options.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the Named Executive Officers concerning equity awards as of December 31, 2009.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market or
			Incentive					Awards:	Payout
			Plan					Number of	Value of
			Awards:				Market	Unearned	Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable (#)	Unexercisable (#)	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

David Aviezer	326,267	—	—	0.120	8/1/2013	—	—	—	—
	855,135	122,162	—	0.972	9/10/2016	—	—	—	—
	200,001	399,999	—	5.00	2/7/2018	—	—	—	—
	100,000	—	—	2.65	2/25/2019	—	—	—	—
Yoseph Shaaltiel	244,324	—	—	0.001	6/30/2011	—	—	—	—
	87,910	175,818	—	5.00	2/7/2018	—	—	—	—
	50,000	—	—	2.65	2/25/2019	—	—	—	—
Einat Brill Almon	4,740	—	—	0.399	5/23/2016	—	—	—	—
	158,811	73,297	—	0.972	8/13/2016	—	—	—	—
	103,756	207,516		5.00	2/7/2018	—	—	—	—
	50,000	—	—	2.65	2/25/2019	—	—	—	—
Yossi Maimon	107,488	116,245	—	0.972	9/19/2016	—	—	—	—
	58,333	116,667		5.00	2/7/2018	—	—	—	—
	50,000	—	—	2.65	2/25/2019	—	—	—	—

Option exercises during 2009 and vested stock awards for Named Executive Officers as of December 31, 2009 were as follows:

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Received	Number of Shares	Value Received
Name	Acquired on Exercise (#)	on Exercise ($)	Acquired on Vesting (#)	on Vesting ($)
(a)	(b)	(c)	(d)	(e)

David Aviezer(1)	469,238	—	—	—
Yossi Maimon(1)	251,890	—	—	—
Yoseph Shaaltiel	—	—	—	—
Einat Brill Almon(1)	185,000	—	—	—

(1)	Options were exercised through net exercise with no value received by our company in connection with the exercise.

Potential Payments upon Termination or Change-in-Control

Each of our Named Executive Officers is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance upon termination. The intention of such Manager’s Policies is to provide the Israel-based officers with severance protection of one month’s salary for each year of employment. We do not provide any change in control benefits to our Named Executive Officers except that their stock option agreements, as amended, provide that all of the outstanding options of each Named Executive Officer are subject to accelerated vesting immediately upon a change in control of our company, as defined in our 2006 Stock Incentive Plan. If we had experienced a change of control on December 31,

2009, the value of the acceleration of the stock options held by each of Dr. Aviezer, Dr. Shaaltiel, Dr. Brill Almon and Mr. Maimon would be $1.3 million, $284,000, $750,000 and $846,000, respectively.

Employment Arrangements

David Aviezer, Ph.D., MBA.  Dr. Aviezer originally served as Protalix Ltd.’s Chief Executive Officer on a consultancy basis pursuant to a Consulting Services Agreement between Protalix Ltd. and Agenda Biotechnology Ltd., a company wholly-owned by Dr. Aviezer. On September 11, 2006, Protalix Ltd. entered into an employment agreement with Dr. Aviezer pursuant to which he agreed to be employed as Protalix Ltd.’s President and Chief Executive Officer, which agreement supersedes the Consultancy Services Agreement. Dr. Aviezer currently serves as our President and Chief Executive Officer. Dr. Aviezer’s current monthly base salary is NIS 148,000 (approximately $39,200) and he is entitled to an annual bonus at the Board’s discretion. The monthly salary is subject to cost of living adjustments from time to time. Dr. Aviezer is eligible to receive a substantial bonus in the event of certain public offerings or acquisition transactions, which bonus shall be at the discretion of the Board, and certain specified bonuses in the event Protalix achieves certain specified milestones. In connection with the employment agreement, in addition to other options already held by Dr. Aviezer granted to Dr. Aviezer options to purchase 16,000 ordinary shares of Protalix Ltd. at an exercise price equal to $59.40 per share, which we assumed as options to purchase 977,297 shares of our common stock at $0.97 per share. Such options vest quarterly retroactively from June 1, 2006, over a four-year period. In addition, in 2008 we granted to Dr. Aviezer an option to purchase 600,000 shares of our common stock at an exercise price equal to $5.00 per share. The option vests variably over a five-year period that commenced on January 1, 2008. In 2009, we granted Dr. Aviezer an option to purchase 100,000 shares of our common stock at an exercise price equal to $2.65 per share. As of December 31, 2009, all of those options had fully vested. Dr. Aviezer’s employment agreement is terminable by either party on 90 days’ written notice for any reason and we may terminate the agreement for cause without notice. Dr. Aviezer is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, company contributions towards vocational studies, annual recreational allowances, a company car and a company phone. Dr. Aviezer is entitled to 24 working days of vacation. All stock options that have not vested as of the date of termination shall be deemed to have expired.

Yoseph Shaaltiel, Ph.D.  Dr. Shaaltiel founded Protalix Ltd. in 1993 and currently serves as our Executive Vice President, Research and Development. Dr. Shaaltiel entered into an employment agreement with Protalix Ltd. on September 1, 2001. Pursuant to the employment agreement, his current monthly base salary is NIS 85,000 (approximately $22,500) per month. The employment agreement is terminable by Protalix Ltd. on 90 days’ written notice for any reason and we may terminate the agreement for cause without notice. In 2008 we granted to Dr. Shaaltiel an option to purchase 263,728 shares of our common stock at an exercise price equal to $5.00 per share. The option vests variably over a five-year period that commenced on January 1, 2008. In 2009, we granted Dr. Shaaltiel an option to purchase 50,000 shares of our common stock at an exercise price equal to $2.65 per share. As of December 31, 2009, all of those options had fully vested. Dr. Shaaltiel is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, company contributions towards vocational studies, annual recreational allowances, a company car and a company phone. Dr. Shaaltiel is entitled to 24 working days of vacation.

Einat Brill Almon, Ph.D.  Dr. Brill Almon joined Protalix Ltd. on December 19, 2004 as its Vice President, Product Development, pursuant to an employment agreement effective on December 19, 2004 by and between Protalix Ltd. and Dr. Brill Almon, and currently serves as our Senior Vice President, Product Development. Pursuant to the employment agreement, her current monthly base salary is NIS 73,500 per month (approximately $19,500). She is also entitled to certain specified bonuses in the event that Protalix achieves certain specified clinical development milestones within specified timelines. In connection with the employment agreement, Protalix agreed to grant to Dr. Brill Almon options to purchase 7,919 ordinary shares of Protalix Ltd. at exercise prices equal to $24.36 and $59.40 per share, which we assumed as options to purchase 483,701 shares of our common stock at

$0.40 and $0.97 per share. The options vest over four years. In addition, in 2008 we granted to Dr. Brill Almon an option to purchase 311,272 shares of our common stock at an exercise price equal to $5.00 per share. The option vests variably over a five-year period that commenced on January 1, 2008. In 2009, we granted to Dr. Brill Almon an option to purchase 50,000 shares of our common stock at an exercise price equal to $2.65 per share. As of December 31, 2009, all of those options had fully vested. The employment agreement is terminable by either party on 60 days’ written notice for any reason and we may terminate the agreement for cause without notice. Dr. Brill Almon is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, company contributions towards vocational studies, annual recreational allowances, a company car and a company phone at up to NIS 1,000 per month. Dr. Brill Almon is entitled to 22 working days of vacation. All stock options that have not vested as of the date of termination shall be deemed to have expired.

Yossi Maimon, CPA.  Mr. Maimon joined Protalix Ltd. as its Chief Financial Officer pursuant to an employment agreement effective as of October 15, 2006 by and between Protalix Ltd. and Mr. Maimon and currently serves as our Chief Financial Officer. Pursuant to the employment agreement, his current monthly base salary is NIS 55,000 (approximately $13,325) and Mr. Maimon is entitled to an annual discretionary bonus and additional discretionary bonuses in the event Protalix achieves significant financial milestones, subject to the Board’s sole discretion. The monthly salary is subject to cost of living adjustments from time to time. In connection with the employment agreement, Protalix agreed to grant to Mr. Maimon options to purchase 10,150 ordinary shares of Protalix Ltd. at an exercise price equal to $59.40 per share, which we assumed as options to purchase 619,972 shares of our common stock at $0.97 per share. The first 25% of such options shall vest on the first anniversary of the grant date and the remainder shall vest quarterly in 12 equal increments. In addition, in 2008 we granted to Mr. Maimon an option to purchase 175,000 shares of our common stock at an exercise price equal to $5.00 per share. The option vests variably over a five-year period that commenced on January 1, 2008. In 2009, we granted to Mr. Maimon an option to purchase 50,000 shares of our common stock at an exercise price equal to $2.65 per share. As of December 31, 2009, all of those options had fully vested. The employment agreement is terminable by either party on 60 days’ written notice for any reason and we may terminate the agreement for cause without notice. Mr. Maimon is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, company contributions towards vocational studies, annual recreational allowances, a company car and a company phone. Mr. Maimon is entitled to 24 working days of vacation. All stock options that have not vested as of the date of termination shall be deemed to have expired.

Sandra L. Lauterbach.  Ms. Lauterbach joined our company as our Vice President, Sales and Commercial Affairs, pursuant to an employment agreement effective December 18, 2009. Pursuant to the employment agreement, Ms. Lauterbach’s annual base salary is $180,000 and we may elect to pay her an annual discretionary bonus in an amount and based upon criteria determined by either the Compensation Committee of our Board of Directors, or the entire Board of Directors, at their sole discretion. She is also entitled to certain health care insurance benefits and contributions to retirement plans, and allowances for car and cell phone expenses. In connection with the employment agreement, the Board of Directors granted to Ms. Lauterbach stock options to purchase 160,000 shares of our common stock at an exercise price equal to $6.81. The options vest over a period of four years, with 25% of the options vesting upon the lapse of one year from the date of grant and the remainder of the options vesting on a quarterly basis in 12 equal installments, commencing on the initial vesting date. The unvested portion of the option will vest automatically upon a change of control of our company. The employment agreement is terminable by either party on 60 days’ written notice for any reason and we may terminate the agreement for cause without notice.

Tzvi Palash.  Mr. Palash joined Protalix Ltd. as its Chief Operating Officer pursuant to an employment agreement effective September 6, 2010. Pursuant to the employment agreement, Mr. Palash’s current monthly base salary is NIS 69,000 (currently $18,000) and Mr. Palash is entitled to an annual discretionary bonus for performance subject to the sole discretion of our compensation committee. The monthly salary is subject to cost of living adjustments from time to time as may be required by law. In connection with the employment agreement, we granted to Mr. Palash options to purchase 160,000 shares of our common stock with an exercise price equal to $7.55 per share. The first 25% of such options shall vest on the first anniversary of the grant date and the remainder shall vest quarterly in 12 equal increments. The employment agreement is terminable by either party on 60 days’ written notice for any reason and we may terminate the agreement for cause without notice. Mr. Palash is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, company contributions towards vocational studies, annual recreational allowances, a company car, a company phone, a company laptop and lodging accommodations in the Carmiel area. Mr. Palash is entitled to 24 working days of vacation.

2006 Stock Incentive Plan

Our Board of Directors and a majority of our shareholders approved our 2006 Stock Incentive Plan on December 14, 2006 and cancelled our 1998 stock option plan (no options were outstanding under the 1998 plan at that time). We have reserved 9,741,655 shares of our common stock for issuance, in the aggregate, under the 2006 Stock Incentive Plan, subject to adjustment for a stock split or any future stock dividend or other similar change in our common stock or our capital structure. As of September 15, 2010, options to acquire 107,024 shares of common stock remain available to be granted under our 2006 Stock Incentive Plan.

Our 2006 Stock Incentive Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights, collectively referred to as “awards.” Stock options granted under the 2006 Stock Incentive Plan may be either incentive stock options under the provisions of Section 422 of the Internal Revenue Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants.

The 2006 Stock Incentive Plan is also designed to comply with the provisions of the Israeli Income Tax Ordinance New Version, 1961 (including as amended pursuant to Amendment 132 thereto) (the “tax ordinance”) and is intended to enable us to grant awards to grantees who are Israeli residents as follows: (i) awards to employees pursuant to Section 102 of the tax ordinance; and (ii) awards to non-employees pursuant to Section 3(I) of the tax ordinance. For this purpose, “employee” refers only to employees, office holders and directors of our company or a related entity excluding those who are considered “Controlling Shareholders” pursuant to, or otherwise excluded by, the tax ordinance. In accordance with the terms and conditions imposed by the Tax Ordinance, grantees who receive awards under the 2006 Stock Incentive Plan may be afforded certain tax benefits in Israel as described below.

Our Board of Directors or the Compensation Committee, referred to as the “plan administrator,” will administer our 2006 Stock Incentive Plan, including selecting the grantees, determining the number of shares to be subject to each award, determining the exercise or purchase price of each award, and determining the vesting and exercise periods of each award.

The exercise price of stock options granted under the 2006 Stock Incentive Plan must be equal to at least 100% of the fair market value of our common stock on the date of grant; however, in certain circumstances, grants may be made at a lower price to Israeli grantees who are residents of the State of Israel. If, however, incentive stock options are granted to an employee who owns stock possessing more than 10% of the voting power of all classes of our stock or the stock of any parent or subsidiary of our company, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of these incentive stock options must not exceed five years. The maximum term of all other awards must not exceed 10 years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any parent or subsidiary of our company). The plan administrator will determine the exercise or purchase price (if any) of all other awards granted under the 2006 Stock Incentive Plan.

Under the 2006 Stock Incentive Plan, incentive stock options and options to Israeli grantees may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable by will or by the laws of descent or distribution and to the extent and in the manner authorized by the plan administrator by gift or pursuant to a domestic relations order to members of the participant’s immediate family. The 2006 Stock Incentive Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

If the service of a participant in the 2006 Stock Incentive Plan is terminated for any reason other than cause, the participant may exercise awards that were vested as of the termination date for a period ending upon the earlier of 12 months from the date of termination (or such shorter or longer period set forth in the award agreement) or the expiration date of the awards unless otherwise determined by the plan administrator. If the service of a participant in the 2006 Stock Incentive Plan is terminated for cause, the participant may exercise awards that were vested as of the termination date for a period ending upon the earlier of 14 days from the date of termination (or such shorter or longer period set forth in the award agreement) or the expiration date of the awards unless otherwise determined by the plan administrator.

In the event of a corporate transaction, all awards will terminate unless assumed by the successor corporation. Unless otherwise provided in a participant’s award agreement, in the event of a corporate transaction and with respect to the portion of each award that is assumed or replaced, then such portion will automatically become fully vested and exercisable immediately upon termination of a participant’s service if the participant is terminated by the successor company or us without cause within 12 months after the corporate transaction. With respect to the portion of each award that is not assumed or replaced, such portion will automatically become fully vested and exercisable immediately prior to the effective date of the corporate transaction so long as the participant’s service has not been terminated prior to such date.

In the event of a change in control, except as otherwise provided in a participant’s award agreement, following a change in control (other than a change in control that also is a corporate transaction) and upon the termination of a participant’s service without cause within 12 months after a change in control, each award of such participant that is outstanding at such time will automatically become fully vested and exercisable immediately upon the participant’s termination. In addition, the stock options issued to each of our Named Executive Officers are subject to accelerated vesting immediately upon a change in control of our company, as defined in our 2006 Stock Incentive Plan.

Under our 2006 Stock Incentive Plan, a corporate transaction is generally defined as:

•	a merger or consolidation in which we are not the surviving entity, except for the principal purpose of changing our company’s state of incorporation;

•	the sale, transfer or other disposition of all or substantially all of our assets;

•	the complete liquidation or dissolution of our company;

•	any reverse merger in which we are the surviving entity but our shares of common stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or in which securities possessing more than forty percent (40%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

•	acquisition in a single or series of related transactions by any person or related group of persons of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities but excluding any such transaction or series of related transactions that the plan administrator determines not to be a corporate transaction (provided however that the plan administrator shall have no discretion in connection with a corporate transaction for the purchase of all or substantially all of our shares unless the principal purpose of such transaction is changing our company’s state of incorporation).

Under our 2006 Stock Incentive Plan, a change of control is defined as:

•	the direct or indirect acquisition by any person or related group of persons of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our shareholders and which a majority of the members of our board (who have generally been on our board for at least 12 months) who are not affiliates or associates of the offeror do not recommend shareholders accept the offer; or

•	a change in the composition of our board over a period of 12 months or less, such that a majority of our board members ceases, by reason of one or more contested elections for board membership, to be comprised of individuals who were previously directors of our company.

Unless terminated sooner, the 2006 Stock Incentive Plan will automatically terminate in 2016. Our Board of Directors has the authority to amend, suspend or terminate our 2006 Stock Incentive Plan. No amendment, suspension or termination of the 2006 Stock Incentive Plan shall adversely affect any rights under awards already granted to a participant. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein (including the Tax Ordinance), we shall obtain shareholder approval of any such amendment to the 2006 Stock Incentive Plan in such a manner and to such a degree as required.

Impact of Israeli Tax Law

The awards granted to employees pursuant to Section 102 of the Tax Ordinance under the 2006 Stock Incentive Plan may be designated by us as approved options under the capital gains alternative, or as approved options under the ordinary income tax alternative.

To qualify for these benefits, certain requirements must be met, including registration of the options in the name of a trustee. Each option, and any shares of common stock acquired upon the exercise of the option, must be held by the trustee for a period commencing on the date of grant and deposit into trust with the trustee and ending 24 months thereafter.

Under the terms of the capital gains alternative, we may not deduct expenses pertaining to the options for tax purposes.

Under the 2006 Stock Incentive Plan, we may also grant to employees options pursuant to Section 102(c) of the Tax Ordinance that are not required to be held in trust by a trustee. This alternative, while facilitating immediate exercise of vested options and sale of the underlying shares, will subject the optionee to the marginal income tax rate of up to 50% as well as payments to the National Insurance Institute and health tax on the date of the sale of the shares or options.

Under the 2006 Stock Incentive Plan, we may also grant to non-employees options pursuant to Section 3(I) of the Tax Ordinance. Under that section, the income tax on the benefit arising to the optionee upon the exercise of options and the issuance of common stock is generally due at the time of exercise of the options.

These options shall be further subject to the terms of the tax ruling that has been obtained by Protalix Ltd. from the Israeli tax authorities in connection with the merger. Under the tax ruling, the options issued by us in connection with the assumption of Section 102 options previously issued by Protalix Ltd. under the capital gains alternative shall be issued to a trustee, shall be designated under the capital gains alternative and the issuance date of the original options shall be deemed the issuance date for the assumed options for the calculation of the respective holding period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 17, 2005, Protalix Ltd. entered into a Management Services Agreement with Pontifax Management Company, Ltd. in connection with the purchase of Protalix’s Series B Preferred Shares by the Pontifax Funds. Pursuant to the Management Services Agreement, Mr. Hurvitz served as a member of our Board of Directors and later as the Chairman of our Board of Directors until his resignation in March 2010. In consideration for Mr. Hurvitz’s services, Protalix was required to pay Pontifax Management Company a fee equal to $3,000 per month plus required taxes on such payment. In addition, in connection with the execution of the Management Services Agreement and the later appointment of Mr. Hurvitz as Chairman of our Board of Directors, Protalix issued to Pontifax, in the aggregate, a number of options that, upon our December 2006 merger transaction, were converted into options to purchase 3,384,502 shares of our common stock. Under the terms of the assumed Management Services Agreement, we are obligated only to use our best efforts to nominate Mr. Hurvitz for election to our Board of Directors, which remains subject to the review and approval of the Nominating Committee of the Board of Directors and the entire Board of Directors, as applicable. During the year 2010 through the date of Mr. Hurvitz’s resignation, the fee payable under this agreement was increased to $33,000 per annum, which is the same fee payable to the other non-executive directors. No further payments were due to Pontifax Management Company after Mr. Hurvitz’s resignation from our Board of Directors.

On September 14, 2006, Protalix Ltd. entered into a collaboration and licensing agreement with Teva for the development and manufacture of two proteins using ProCellExtm, our proprietary protein expression system. Mr. Hurvitz, our former Chairman, was the chairman of Teva’s board of directors when we entered into the agreement. Phillip Frost, M.D., a former director and a major shareholder of our company, is the chairman of Teva’s board of directors and Professor Kornberg, a member of our Board of Directors also serves as a member of Teva’s board of directors. The agreement provides that we will collaborate with Teva on the research and development of two proteins using ProCellEx. Subsequently, two proteins were identified to be researched and developed under the agreement but in 2009, both of the projects were terminated for commercial reasons. Protalix Ltd. has granted to Teva an exclusive license to commercialize any products developed under the collaboration in return for royalty and milestone payments payable upon the achievement of certain pre-defined goals. Protalix Ltd. will retain certain exclusive manufacturing rights with respect to the active pharmaceutical ingredient of the proteins following the first commercial sale of a licensed product under the agreement and other rights thereafter.

All related party transactions are reviewed and approved by the Audit Committee, as required by the Audit Committee Charter.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The Audit Committee of our Board of Directors operates under a written charter adopted by our Board of Directors, and currently consists of Amos Bar-Shalev, Yodfat Harel-Gross and Alfred Akirov. Mr. Toussia-Cohen served as a member of the Audit Committee prior to his resignation from our Board of Directors in May 2009. All members of the committee fall under the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

As described more fully in its charter, the Audit Committee provides oversight of the quality and integrity of our consolidated financial statements, internal controls and financial reporting process, and our process to manage business and financial risks and compliance with legal, ethical and regulatory requirements. In addition, the audit committee interacts directly with and evaluates the qualifications, independence and performance of the independent auditors, Kesselman & Kesselman, and is responsible for the appointment, compensation, retention and oversight of the work of the auditors.

Management is responsible for the preparation, presentation and integrity of the consolidated financial statements, and evaluation of and assessment of the effectiveness of our internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with our Board of Directors and management. Management has represented to the audit committee that our consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with Kesselman & Kesselman the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees. In addition, the independent auditors provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Kesselman & Kesselman that firm’s independence from our company.

Based on the review and discussions of the audited consolidated financial statements and discussions with management and Kesselman & Kesselman, the Audit Committee recommended to Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

Respectfully submitted,

Members of the Protalix BioTherapeutics, Inc.
Audit Committee

Amos Bar-Shalev
Yodfat Harel-Gross
Alfred Akirov

Our Board of Directors recommends that shareholders vote “FOR” the election or re-election of all director nominees named in this “Proposal 1: Election of Directors.”

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of Kesselman & Kesselman to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The Audit Committee of our Board of Directors is solely responsible for selecting our independent public accountants. Although shareholder approval is not required to appoint Kesselman & Kesselman as our independent public accountants, we believe that submitting the appointment of Kesselman & Kesselman to our shareholders for ratification is a matter of good corporate governance. If our shareholders do not ratify the appointment, then the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee may engage a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our company and our shareholders. The proxy will be voted as specified, and if no specification is made, the proxy will be cast “FOR” this proposal.

During our fiscal year ended December 31, 2009, there were no disagreements with Kesselman & Kesselman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolve to their satisfaction would have caused them to make reference to the subject matter of the disagreements in connection with their opinion.

The audit report of Kesselman & Kesselman on our consolidated financial statements for the years ended December 31, 2008 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

The Audit Committee will consider whether the provision of any other services by Kesselman & Kesselman is compatible with maintaining the independence of Kesselman & Kesselman. The Audit Committee has concluded that Kesselman & Kesselman is independent.

Representatives of Kesselman & Kesselman will be present at the annual meeting and available to answer shareholders questions.

Our Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Kesselman & Kesselman for the fiscal year ending December 31, 2010.

The following table sets forth fees billed to us by our independent registered public accounting firm during the fiscal years ended December 31, 2009 and 2008 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered.

	Year Ended December 31,
	2009	2008

Audit Fees	$259,000	$249,000
Audit Related Fees	$78,039	$49,000
Tax Fees	$197,282	$76,000
All Other Fees	—	$—

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Prior to entering into the engagement letter with our independent registered accountants, our Audit Committee approved the 2009 audit fees. For fiscal year 2010, our Audit Committee has approved fees for certain services to be rendered by the independent registered accountants.

SHAREHOLDER PROPOSALS

All shareholder proposals intended to be presented at our 2010 Annual Meeting of Shareholders must be submitted in writing to Yossi Maimon, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel, Israel 20100 and received by us no later than June 6, 2011, and must comply in all other respects with applicable rules and regulations of the SEC relating to such inclusion. Such notice must include, with respect to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the shareholder proposing such business; (iii) the class and number of shares of our company which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. In addition, the notice must include certain information relating to any derivative or hedging transactions by the shareholder delivering such notice and its Shareholder Associated Persons, as defined in our By-Laws, and other arrangements with other parties regarding our securities, as presented in detail in our By-Laws.

Any such proposal submitted with respect to our 2011 Annual Meeting of Shareholders which is submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered timely if we receive written notice of that proposal not less than 45 days nor more than 75 days prior to the date in 2011 on which we first mailed this proxy statement in 2010; however, if the date of the annual meeting is changed by more than 30 days from the date of the prior year’s annual meeting, the notice will be considered untimely if it is not received at least 90 days prior to the newly announced date that we will mail our proxy statement.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC, which provides additional information about us, will be distributed to all shareholders entitled to vote along with the proxy materials. Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available on the Internet at http://www.sec.gov and http://www.protalix.com and are also available in paper form without charge upon written request to Investor Relations, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel, Israel 20100. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and information on the website other than the proxy statement, are not part of our proxy soliciting materials.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are shareholders of our company will be “householding” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from its broker that it will be “householding” communications to such shareholder’s address, “householding” will continue until such shareholder is notified otherwise or until such shareholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future such shareholder may (1) notify its broker or (2) direct its written request to: Yossi Maimon, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel, Israel 20100, +972 (4) 988-9488, ext. 143. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to such shareholders at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

Our Board of Directors knows of no other business to be acted upon at the annual meeting. However, if any other business properly comes before the Annual Meeting of Shareholders, it is the intension of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy is appreciated and will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the annual meeting please sign the proxy and return it in the enclosed envelope or vote by internet or telephone.

BY ORDER OF THE BOARD OF DIRECTORS,

Yossi Maimon
Vice President and Chief Financial Officer and
Corporate Secretary

Carmiel, Israel
October 4, 2010

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PROTALIX BIOTHERAPEUTICS, INC.
2 Snunit Street
Science Park
POB 455
Carmiel, Israel 20100
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints David Aviezer and Yossi Maimon as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Protalix BioTherapeutics, Inc. held of record by the undersigned on September 30, 2010, at the Annual Meeting of Shareholders to be held at the Sheraton Tel Aviv Hotel, 115 HaYarkon Street, Tel Aviv, Israel on November 7, 2010, or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

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ANNUAL MEETING OF SHAREHOLDERS OF
PROTALIX BIOTHERAPEUTICS, INC.
November 7, 2010

PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15105
↓Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.↓

20830000000000000000 4	110710

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES
FOR DIRECTOR LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.
To ratify the appointment of Kesselman & Kesselman, Certified Public Accountant (Isr.), a member of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2010.
						☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	Zeev Bronfeld
		¡	David Aviezer, Ph.D.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡	Yoseph Shaaltiel, Ph.D. Alfred Akirov Amos Bar-Shalev		3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡	Yodfat Harel Gross Roger D. Kornberg, Ph.D. Eyal Sheratzky

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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